EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (18 U.S.C. 1350) and
Rules 13a-14(b) of the Securities Exchange Act of 1934

I, Dominick Ragone, Chief Financial Officer of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises Holdings L.P. (the “Registrant”), certify that, to the best of my knowledge, based upon a review of the Icahn Enterprises Holdings L.P. quarterly report on Form 10-Q for the period ended June 30, 2010 of the Registrant (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Dominick Ragone
Dominick Ragone
Chief Financial Officer of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises Holdings L.P.

Date: August 13, 2010